                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          TELESPECTRUM WORLDWIDE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

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     (3)  Filing party:

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     (4)  Date filed:

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

                          TELESPECTRUM WORLDWIDE INC.
                              443 SOUTH GULPH ROAD
                      KING OF PRUSSIA, PENNSYLVANIA 19406
                                 (610) 878-7400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:     Friday, June 29, 2001
TIME:     10:00 a.m., Daylight Savings Time
PLACE:     Executive Offices of TeleSpectrum Worldwide Inc.
        443 South Gulph Road
        King of Prussia, Pennsylvania 19406

PURPOSES OF THE MEETING:

     - To elect eight directors to our Board of Directors.

     - To transact any other business that may properly come before the meeting.

RECORD DATE:

     May 21, 2001 is the record date for the meeting. This means that holders of our stock at the close of business on that date are entitled to:

     - receive notice of the meeting; and

     - vote at the meeting and any adjournment or postponement of the meeting.

PROXY SOLICITATION:

     The enclosed proxy is solicited by the Board of Directors.

ANNUAL REPORT:

     We have enclosed a copy of our annual report for the fiscal year ended December 31, 2000, which is not a part of the proxy soliciting materials.

VOTING:

     Your vote is important. Please sign, date and return your proxy card promptly so your shares can be represented, even if you plan to attend the meeting. Please see the proxy card for instructions on how to vote. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement or by attending the meeting and voting in person.

                                          Kurt E. Dinkelacker
                                          Chief Financial Officer

May 28, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About the Meeting...........................................    1
Stock Ownership.............................................
  Security Ownership of Principal Stockholders..............    2
  Security Ownership of Management..........................    3
  Section 16(a) Beneficial Ownership Reporting Compliance...    4
Proposals Requiring Your Vote...............................
  Proposal 1: Election of Directors.........................    4
     The Board of Directors.................................
     Meetings and Committees of the Board of Directors......    5
     Compensation of Directors..............................    6
Executive Compensation......................................    7
  Summary Compensation Table................................    7
  Stock Option Grants.......................................    8
  Stock Option Exercises and Holdings.......................    8
  Employment Contracts and Termination of Employment........    8
Stock Performance Graph.....................................   10
Report of the Compensation Committee........................   11
Report of the Audit Committee...............................   11
Fees Paid to Auditors.......................................   12
Certain Transactions........................................   12
Availability of Form 10-K...................................   12
Stockholder Proposals for 2002 Annual Meeting...............   12

                          TELESPECTRUM WORLDWIDE INC.
                              443 SOUTH GULPH ROAD
                      KING OF PRUSSIA, PENNSYLVANIA 19406
                                 (610) 878-7400
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 29, 2001
                            ------------------------

     This Proxy Statement is being mailed to you in connection with the solicitation of proxies by the Board of Directors of TeleSpectrum Worldwide Inc. for use at the annual meeting of stockholders and any adjournment of such meeting. The meeting will be held on the date, at the time and place and for the purposes indicated in the foregoing notice. This Proxy Statement, the foregoing notice and the enclosed proxy card are first being sent to stockholders on or about May 28, 2001.

ABOUT THE MEETING

  Who can vote?

     You can vote if, as of the close of business on May 21, 2001, you were a stockholder of record of our common stock. On that date, 33,076,073 shares of our common stock were outstanding and entitled to vote. Our common stock is the only class of voting stock outstanding. Each share of common stock is entitled to one vote, and there are no cumulative voting rights when voting for directors.

  What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of common stock as of the record date must be present to hold the meeting. However, in the event that a quorum is not present, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Abstentions from voting and broker "non-votes" will be counted towards a quorum. A broker "non-vote" occurs when the nominee holding a stockholder's shares does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the stockholder.

  What vote is required and what is the method of calculation?

     The nominees for director who receive the most votes for the number of positions to be filled will be elected. Approval of any other matter that may be voted on at the meeting will generally require the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. In such case, abstentions will have no effect on the election of directors, and abstentions or broker "non-votes" will not be counted for or against any other matters that may be acted on at the meeting.

  What matters will be voted on?

     Our Board of Directors does not intend to bring any other matters before the meeting except the election of directors, and the Board is not aware of anyone else who will submit any other matters to be voted on. However, if any other matters properly come before the meeting, the people named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.

  How do I vote by proxy?

     When you return your properly signed and dated proxy card prior to the meeting, your shares will be voted in accordance with your instructions marked on the proxy card. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as recommended by the Board of Directors.

  Can I change my vote after I return my proxy card?

     Yes. You can change or revoke your proxy at any time before the meeting either by notifying our Secretary in writing or by sending another executed proxy dated later than the first proxy card.

  Can I vote in person at the meeting instead of voting by proxy?

     Yes. However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted. If you attend the meeting in person, you may then vote in person even though you returned your proxy card.

  Who pays for this proxy solicitation?

     We do. We will pay all costs in connection with the meeting, including the cost of preparing, assembling and mailing proxy materials, handling and tabulating the proxies returned, and charges of brokerage houses, nominees and fiduciaries in forwarding proxy materials to our beneficial owners. In addition to the mailing of the proxy materials, our directors, officers and employees, as well as a professional proxy solicitation organization, may solicit proxies in person or by telephone, telegraph, telecopy or online. We will reimburse their expenses for doing this. We do not expect solicitation expenses to exceed $10,000.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership, as of March 31, 2001, of each person who we knew to be the beneficial owner of more than 5% of our common stock. Each of the stockholders named below has sole voting and investment power with respect to such shares, unless otherwise indicated.

NAME AND ADDRESS OF BENEFICIAL OWNER                          NUMBER OF SHARES    PERCENT
------------------------------------                          ----------------    -------
McCown De Leeuw & Co. III, L.P. ............................     6,186,844(1)      18.0%
J. Brian O'Neill............................................     4,108,570(2)      11.8
Eagle Asset Management, Inc.(3).............................     1,913,000          5.8

---------------
(1) Includes (i) 1,179,994 shares of our common stock issuable upon the exercise of warrants owned by McCown De Leeuw & Co. III, L.P., an investment partnership whose general partner is MDC Management Company III, L.P. ("MDC III"), (ii) 83,630 shares of our common stock issuable upon the exercise of warrants held by McCown De Leeuw & Co. Offshore (Europe) III, L.P., an investment partnership whose general partner is MDC Management Company IIIE, L.P. ("MDC IIIE"), (iii) 20,253 shares of our common stock issuable upon the exercise of warrants held by McCown De Leeuw & Co. III (Asia), L.P., an investment partnership whose general partner is MDC Management Company IIIA, L.P. ("MDC IIIA"), and (iv) 22,869 shares of Common Stock issuable upon the exercise of warrants owned by The Gamma Fund LLC, a California limited liability company. Members of The Gamma Fund LLC include George E. McCown, David De Leeuw, David E. King, Robert B. Hellman, Jr. and Steven Zuckerman, who are also the only managing directors of MDC III, MDC IIIE and MDC IIIA. Voting and dispositive decisions regarding the common stock owned by MDC III, MDC IIIE and MDC IIIA are made by Mr. McCown and Mr. De Leeuw, as managing directors of each of such partnerships, who together have more than the required two-thirds-in-interest vote of the managing general partners necessary to effect such decisions on behalf of any such entity. Voting and dispositive decisions regarding the common stock owned by The Gamma Fund are made by a vote or consent of a majority in number of the members of The Gamma Fund. No managing director is able to individually direct the voting or disposition of common stock beneficially owned by MDC III, MDC IIIE and MDC IIIA. Messrs. McCown, De Leeuw, King, Hellman and Zuckerman have no direct ownership of any shares of common stock and disclaim beneficial ownership of any shares of our common stock except to the extent their proportionate partnership interest or membership interests, as the case may be. The address of all MDC entities and The Gamma Fund is c/o McCown De Leeuw & Co., 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, California 94025.

(2) Includes options to purchase 1,000,000 shares of our common stock and warrants to purchase 822,860 shares of our common stock. Mr. O'Neill's address is 700 South Henderson Road, Suite 202, King of Prussia, Pennsylvania 19406.

(3) The information is based on a Schedule 13G dated January 5, 2001 filed by Eagle Asset Management, Inc. with the Securities and Exchange Commission. The address of Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33716.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership, as of March 31, 2001, of (i) each director, (ii) each Named Executive and (iii) all of our directors and executive officers as a group. Each of the stockholders named below has sole voting and investment power with respect to such shares.

                                                              NUMBER OF      PERCENT
NAME OF BENEFICIAL OWNER                                      SHARES(1)      OF CLASS
------------------------                                      ---------      --------
Keith E. Alessi.............................................    337,631         1.0%
Vincent J. Ciavardini.......................................  1,500,000(2)      4.3
William L. Hoke.............................................     24,624(3)        *
James Carroll...............................................    190,340(4)        *
Jill A. Ward................................................    128,248(5)        *
Francis J. Pennella.........................................    172,800(6)        *
J. Peter Pierce.............................................          0          --
Joseph V. DelRaso...........................................      9,500(7)        *
Robert B. Hellman, Jr. .....................................     10,000           *
Britton H. Murdoch..........................................     60,000(8)        *
J. Brian O'Neill............................................  4,108,570(9)     11.8
Fenton R. Talbott...........................................    362,500(10)     1.1
Richard W. Virtue...........................................  1,055,392(11)     3.2
Christopher J. Williams.....................................     30,000           *
All executive officers and directors as a group (10
  persons)..................................................  5,645,962(12)    15.8%

---------------
  *  Less than 1 percent.

 (1) With respect to each stockholder, includes any shares issuable upon exercise of any options or warrants held by such stockholder that are or will become exercisable within sixty days of March 31, 2001.

 (2) Consists of options to purchase 1,500,000 shares of our common stock.

 (3) Consists of options to purchase 24,624 shares of our common stock.

 (4) Includes options to purchase 88,333 shares of our common stock.

 (5) Consists of options to purchase 128,248 shares of our common stock.

 (6) Includes options to purchase 170,000 shares of our common stock.

 (7) Includes options to purchase 7,500 shares of our common stock.

 (8) Consists of options to purchase 60,000 shares of our common stock.

 (9) Includes options to purchase 1,000,000 shares of our common stock and warrants to purchase 822,860 shares of our common stock.

(10) Includes options to purchase 312,500 shares of our common stock.

(11) Includes options to purchase 7,500 shares of our common stock and warrants to purchase 254,000 shares of our common stock.

(12) Includes options to purchase 1,387,500 shares of our common stock and warrants to purchase 1,076,860 shares of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, our executive officers and directors are required to file reports with the SEC relating to their ownership of and transactions in our equity securities. Based on our records and other information, we believe that all Section 16(a) filing requirements were met for 2000.

                             ELECTION OF DIRECTORS

                             (ITEM 1 ON PROXY CARD)

     At the meeting, the stockholders will elect eight directors to hold office until the annual meeting of stockholders in 2002 and until their respective successors have been duly elected and qualified. The Board has nominated the individuals listed below to serve as directors. Each is currently serving as a director and has indicated a willingness to continue serving as a director. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted "FOR" the election of each of the individuals listed below. The eight nominees receiving a plurality of the votes cast for director will be elected. Should any nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other person as the Board of Directors may recommend. The Board of Directors does not have a nominating or similar committee. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE NOMINEES FOR DIRECTOR.

     The current members of the Board of Directors, each of whom has been renominated to serve as a director, together with certain information about them, are set forth below:

                                         DIRECTOR
NAME                               AGE    SINCE                POSITIONS WITH THE COMPANY
----                               ---   --------              --------------------------
J. Peter Pierce..................  55      2001     Chairman of the Board and Chief Executive Officer
Joseph V. DelRaso................  48      1997     Director
Robert B. Hellman, Jr. ..........  40      1999     Director
Britton H. Murdoch...............  43      2000     Director
J. Brian O'Neill.................  41      1996     Director
Fenton R. (Pete) Talbott.........  59      1996     Director
Richard W. Virtue................  56      1996     Director
Christopher J. Williams..........  42      2001     Director and Chief Operating Officer

     J. Peter Pierce has been our Chairman of the Board and Chief Executive Officer since January 2001. From February 2000 until June 2000, Mr. Pierce was the President of Iron Mountain Incorporated, a publicly held records storage and management company. From 1995 until 2000, Mr. Pierce was the President and Chief Executive Officer of Pierce Leahy Corp., which merged with Iron Mountain in February 2000. Mr. Pierce is currently a member of the Board of Directors of Iron Mountain. Mr. Pierce is also the founder and principal partner in Pioneer Capital L.P., a venture capital company he founded in 2000.

     Joseph V. DelRaso has been a director since February 1997. Mr. DelRaso is currently a partner at the law firm of Pepper Hamilton LLP, a position he has held since January 1998. Prior thereto, Mr. DelRaso was a partner at the law firm of Stradley Ronon Stevens & Young from 1992 through January 1998.

     Robert B. Hellman, Jr. has been a director since June 1999. Mr. Hellman is currently a managing director of MDC Management Company III, L.P., which is the general partner of McCown De Leeuw &

Co. III, L.P. and McCown De Leeuw & Co. Offshore (Europe) III, L.P. He is also managing director of MDC Management Company IIIA, L.P., which is the general partner of McCown De Leeuw & Co. (Asia), L.P. These partnerships are engaged in investment activities. Mr. Hellman is also a member of The Gamma Fund LLC, a limited liability company engaged in investment activities. Mr. Hellman has been associated with McCown De Leeuw & Co., a company engaged in investment activities, since 1987. Prior thereto, from 1982 to 1985, he worked for Bain & Company, a management consulting company. Mr. Hellman is also a member of the Board of Directors of On Stage Entertainment, Inc.

     Britton H. Murdoch has been a director since July 2000. Mr. Murdoch is currently the Managing Director of Strattech Partners, LLC, a business consulting and venture capital firm. At various times during the past three years, Mr. Murdoch served as acting Chief Financial Officer of V-Span, Inc. and Fiberlink, Inc. Prior to founding Strattech Partners, from 1997 until 1998 Mr. Murdoch served as Chief Financial Officer of Internet Capital Group, Inc. From 1990 until 1997 Mr. Murdoch served as Chief Financial Officer, Vice President of Finance and Treasurer of Airgas, Inc. Mr. Murdoch also serves on the Board of Directors of Founders' Bank, a subsidiary of Susquehanna Bancshares, Inc.

     J. Brian O'Neill has been a director since 1996. Mr. O'Neill was the Chairman of the Board and our Chief Executive Officer from the time of our formation in April 1996 until March 1998. Mr. O'Neill was also the Chairman of the Board of Directors and Chief Executive Officer of CRW Financial, Inc. from May 1995 until its merger with TeleSpectrum in June 1999. Mr. O'Neill is currently involved in operating a privately-held real estate company.

     Fenton R. (Pete) Talbott has been a director since May 2000, and from September 2000 until January 1, 2001, Mr. Talbott was Chairman of the Board. Since 1999, Mr. Talbott has been an operating affiliate with McCown De Leeuw & Co. Prior thereto, from 1995 to 1998, Mr. Talbott was Executive Vice President of Comerica Bank. In addition, Mr. Talbott has held various positions at American Express, The First Boston Corporation, Bank of America and Citicorp.

     Richard W. Virtue has served as a director since August 1996. Mr. Virtue is currently a Town Council Member of Snowmass Village, Colorado and a principal of Southern Investments, a warehouse developer he founded in 1977. Mr. Virtue served as Chief Executive Officer of SOMAR, Inc., a predecessor of TeleSpectrum, from 1982 until August 1996.

     Christopher J. Williams has been our Chief Operating Officer since January 2001 and a director since February 2001. Prior to joining us, Mr. Williams was Executive Vice President, Central Area of Iron Mountain from February 2000 until August 2000 and Senior Vice President, Operations -- West of Pierce Leahy from 1995 until February 2000, when Pierce Leahy merged with Iron Mountain.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 2000, the Board of Directors held 13 formal meetings. Each director attended more than 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees of the Board on which he served during 2000.

     The Board has established an Audit Committee and a Compensation Committee.

     Audit Committee. The Audit Committee held two formal meetings during 2000. The Audit Committee makes recommendations to the Board with respect to various auditing and accounting matters, including the selection of our auditors, the results and scope of our annual audits, fees to be paid to the auditors, the performance of our auditors and our accounting practices. In addition, the Audit Committee has responsibility for, among other things, the planning and review of our annual and periodic reports and the involvement of our auditors in that process. Messrs. DelRaso (Chairman) and Virtue are currently members of the Audit Committee. Each member of the Audit Committee is "independent" as defined in NASD Rule 4200(a). Our Board of Directors has not adopted a written charter for the Audit Committee but anticipates that it will do so in the near future.

     Compensation Committee. The Compensation Committee held six formal meetings during 2000. The Compensation Committee makes recommendations concerning salaries and incentive compensation for our employees and consultants and other individuals compensated by us. Messrs. Virtue (Chairman), Hellman and O'Neill are currently the members of the Compensation Committee.

COMPENSATION OF DIRECTORS

     For 2000, each director who was not receiving compensation as an officer, employee or consultant of TeleSpectrum was entitled to receive an annual retainer fee of $7,500, a monthly fee of $1,000, plus $500 and reimbursement of expenses for each meeting of the Board of Directors and each committee meeting that he attended in person. In addition, prior to 2001, each non-employee director was granted a non-qualified stock option to purchase 10,000 shares of common stock on the date that such person was first elected to the Board. An additional grant of an option to purchase 2,500 shares of common stock was granted on each date that a director was re-elected to the Board.

     Beginning in 2001, each director who is not receiving compensation as an officer, employee or consultant of TeleSpectrum are entitled to receive a quarterly retainer fee of $2,000 per quarter plus $500 for each committee meeting that he attends. In addition, each non-employee director will receive upon reelection a non-qualified fully vested option to purchase 10,000 shares of common stock at fair market price on the date of grant. All directors are entitled to reimbursement of their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash compensation as well as certain other compensation earned during fiscal years 1998, 1999 and 2000 to each individual who served as our chief executive officer during fiscal year 2000 and each other person who was an executive officer who earned more than $100,000 during fiscal year 2000 (collectively, the "Named Executives"). In January 2001, we hired a new management team, and none of the Named Executives are currently employed by us.

                                                                               LONG-TERM
                                              ANNUAL COMPENSATION             COMPENSATION
                                     --------------------------------------   ------------
                                                                                 AWARDS
                                                                              ------------
                                                                 OTHER         SECURITIES
                                                                ANNUAL         UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
---------------------------   ----   ---------   --------   ---------------   ------------   ---------------
Keith E. Alessi ............  2000    134,113         --          --                  --         11,940(2)
  Chief Executive Officer     1999    243,692    250,000          --                  --         15,715(2)
  and President(1)            1998    189,000         --          --           2,000,000            223(3)
Vincent J Ciavardini .......  2000    210,344    300,000          --           1,500,000            352(5)
  Chief Executive Officer
  and President(4)
William L. Hoke ............  2000    145,009     60,000          --              55,000         34,606(7)
  Chief Financial Officer(6)
James Carroll ..............  2000    263,722         --          --              30,000         11,024(8)
  Executive VP --             1999    234,541     60,000          --             115,000          5,411(8)
  Acquisition Services
Jill A. Ward ...............  2000    255,962         --          --              25,000            214(9)
  Executive VP --             1999    237,783     25,000          --             204,915             --
  Customer Care
Francis J. Pennella ........  2000    204,187         --          --              30,000          8,565(10)
  Executive VP --             1999    177,692     40,000          --              80,000          8,194(10)
  Human Resources and
  Secretary

---------------
 (1) Mr. Alessi served as our Chief Executive Officer from 1998 through April 2000.

 (2) Included in such amounts for 2000 and 1999, respectively, are $2,625 and $929 representing an employer match under our 401(k) plan, $176 and $386 in net premiums for a group term life insurance policy and $9,139 and $14,400 representing a car allowance.

 (3) Consists of $223 in net premiums for a group term life insurance policy.

 (4) Mr. Ciavardini served as our Chief Executive Officer from May 1, 2000 through the end of 2000.

 (5) Consists of $352 in net premiums for a group term life insurance policy.

 (6) Mr. Hoke served as our Chief Financial Officer from April 2000 until October 2000.

 (7) Included in such amount is $32,885 representing payment to Mr. Hoke for earned but unused vacation time during Mr. Hoke's employment with us since 1997. Also included in such amount is $1,618 representing an employer match under our 401(k) plan and $103 in net premiums for a group term life insurance policy.

 (8) Included in such amounts for 2000 and 1999, respectively, are $2,437 and $206 representing an employer match under our 401(k) plan, $1,110 and $128 in net premiums for a group term life insurance policy and $7,477 and $5,077 representing a car allowance.

 (9) Consists of $214 in net premiums for a group term life insurance policy.

(10) Included in such amounts for 2000 and 1999, respectively, are $1,795 and $1,324 representing an employer match under our 401(k) plan, $770 and $870 in net premiums for a group term life insurance policy and $6,000 and $6,000 representing a car allowance.

STOCK OPTION GRANTS

     The following table contains information concerning grants of stock options to the Named Executives during fiscal year 2000:

                          OPTION GRANTS IN FISCAL 2000

                                               INDIVIDUAL GRANTS
                             ------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                             NUMBER OF        % OF                                      AT ASSUMED ANNUAL RATES
                             SECURITIES   TOTAL OPTIONS                               OF STOCK PRICE APPRECIATION
                             UNDERLYING    GRANTED TO                                      FOR OPTION TERM(1)
                              OPTIONS     EMPLOYEES IN      EXERCISE     EXPIRATION   ----------------------------
NAME                         GRANTED(#)       2000        PRICE ($/SH)      DATE           5%             10%
----                         ----------   -------------   ------------   ----------   ------------   -------------
Keith E. Alessi............          0           --             --             --              --              --
Vincent J. Ciavardini......  1,500,000        35.82          4.375        4/26/10      $4,127,121     $10,458,935
William L. Hoke............     40,000         0.96          3.875        5/23/10          97,479         247,030
                                15,000         0.36           1.50        8/16/10          14,150          35,859
James Carroll..............     30,000         0.72           1.50        8/16/10          28,300          71,718
Jill A. Ward...............     25,000         0.60           1.50        8/16/10          23,584          59,765
Francis J. Pennella........     30,000         0.72           1.50        8/16/10          28,300          71,718

---------------
(1) Illustrates the value that might be received upon exercise of options immediately prior to the assumed expiration of their term at the specified compounded rates of appreciation based on the market price for the common stock when the options were granted. Assumed rates of appreciation are not necessarily indicative of future stock performance.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth the value of options held by each of the Named Executives at December 31, 2000. None of the Named Executives exercised any options during fiscal year 2000.

                      AGGREGATED OPTION EXERCISES IN 2000
                     AND OPTION VALUES AT DECEMBER 31, 2000

                                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                          SHARES                       AT DECEMBER 31, 2000(#)        AT DECEMBER 31, 2000($)(1)
                        ACQUIRED ON      VALUE      ------------------------------   ----------------------------
NAME                    EXERCISE(#)   REALIZED($)   EXERCISABLE      UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                    -----------   -----------   -----------      -------------   -----------    -------------
Keith E. Alessi.......      --            --               --                 --         --              --
Vincent J.
  Ciavardini..........      --            --          100,000          1,400,000         --              --
William L. Hoke.......      --            --           24,624             69,667         --              --
James Carroll.........      --            --           88,333            106,667         --              --
Jill A. Ward..........      --            --          128,248            101,667         --              --
Francis J. Pennella...      --            --           79,999             90,001         --              --

---------------
(1) None of the unexercised options held by the Named Executives were in-the-money based on the price of a share of our common stock as reported on the OTC Bulletin Board on December 29, 2000 ($0.4531).

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

     In March 1998, we entered into an employment agreement with Keith E. Alessi to serve as our Chief Executive Officer and President through March 2001 at an annual salary of $200,000 plus such bonuses as determined by the Compensation Committee. Under the agreement, we granted Mr. Alessi an option to purchase 1,500,000 shares of our common stock, which option was to vest in three equal annual installments beginning in March 1999. In addition, we granted Mr. Alessi an option to purchase up to 500,000 shares of our common stock, which option was to vest incrementally based on the performance of our common stock on the Nasdaq National Market. The agreement provided for one year of severance benefits if Mr. Alessi was terminated without cause and prohibited Mr. Alessi from competing with us for two years after the end of his employment with us. Mr. Alessi resigned as Chief Executive Officer and President in April 2000.

     In April 2000, we entered into an employment agreement with Vincent J. Ciavardini to serve as our Chief Executive Officer and President through May 1, 2003 at an annual salary of not less than $325,000 plus a bonus of $300,000. The agreement also provided for one year of severance benefits if the employment of Mr. Ciavardini was terminated by us without cause and prohibited Mr. Ciavardini from competing with us for one year after the end of his employment with us. Under the agreement, Mr. Ciavardini was granted options to purchase 1,500,000 shares of common stock. Options to purchase 500,000 of these shares were to vest incrementally based on the performance of our common stock on the Nasdaq National Market. The remaining options to purchase an aggregate of 1,000,000 shares were to vest as follows: 100,000 shares on April 30, 2000 and the remaining 900,000 shares in three equal annual installments beginning on April 30, 2001. Mr. Ciavardini's employment was terminated in January 2001. Pursuant to a Separation Agreement and General Release executed January 3, 2001, we agreed to pay Mr. Ciavardini any earned but unpaid salary and earned but unused vacation pay plus $300,000 in satisfaction of bonus obligations under his employment agreement, payable over a six-month period beginning in April 2001. In addition, pursuant to the terms of his employment agreement, we agreed to pay Mr. Ciavardini $325,000, representing his annual salary, payable over the twelve-month period following his termination. Pursuant to the separation agreement, all options vested immediately and certain options will remain exercisable until April 26, 2010.

     We entered into an agreement with William L. Hoke pursuant to which he was to receive an annual salary of $150,000 plus a minimum bonus of $60,000 for the year 2000. In addition, Mr. Hoke received a one-time cash payment of $32,885 for vacation days unused prior to 2000. In the event that either Mr. Hoke is terminated without cause or our Accounting Department is relocated more than 25 miles from its Arizona location, he will receive one year's severance payable over a twelve-month period. Further, in the event that Mr. Hoke is terminated without cause, his option to purchase 40,000 shares of our common stock will become fully vested and immediately exercisable.

     On January 1, 2000, we entered into an employment agreement with James Carroll to serve as our Executive Vice President--Acquisition Services at an annual salary of $265,000 plus any bonuses as determined by the Compensation Committee. The agreement provided for six months of severance benefits if the employment of Mr. Carroll was terminated by us without cause and prohibited Mr. Carroll from competing with us for one year after the end of his employment with us. Mr. Carroll's employment was terminated in January 2001, and we entered into a Separation of Employment Agreement and General Release with him on January 26, 2001. Pursuant to the separation agreement, we agreed to continue paying Mr. Carroll his base salary through August 10, 2001 and a car allowance of $1,000 per month through August 2001. In addition, all options granted to Mr. Carroll prior to his termination became immediately vested and exercisable over a two year period ending January 26, 2003, at which time all options will expire. Mr. Carroll agreed not to compete with us for a period of six months ending July 27, 2001.

     On January 1, 2000, we entered into an employment agreement with Francis J. Pennella to serve as our Executive Vice President--Human Resources/Administration at an annual salary of $200,000 plus any bonuses as determined by the Compensation Committee. The agreement provided for one year of severance benefits if the employment of Mr. Pennella was terminated by us without cause and prohibited Mr. Pennella from competing with us after the end of his employment. Mr. Pennella's employment with us was terminated and we entered into a Separation Agreement and General Release with him on January 15, 2001. Pursuant to the separation agreement, we agreed to pay Mr. Pennella any earned but unpaid salary and earned but unused vacation and $50,000 in satisfaction of bonus obligations, payable in four equal monthly installments beginning January 31, 2001. In addition, we agreed to continue paying Mr. Pennella his base salary and car allowance for 18 months following his termination, and certain non-incentive stock options granted to Mr. Pennella prior to his termination became immediately vested and exercisable over a two year period ending March 17, 2003, at which time they will expire. Mr. Pennella also agreed to maintain the non-solicitation provisions of his employment agreement.

STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total return on our common stock during the period from August 8, 1996, the date our common stock first started trading on the Nasdaq National Market, until December 31, 2000 against the cumulative total return of the Nasdaq Composite Index, the S&P 500 Index and a peer group index during such period. Our common stock failed to maintain a minimum bid price and, accordingly, was delisted from the Nasdaq National Market at the close of business on October 30, 2000. Since October 31, 2000, our common stock has been trading on the OTC Bulletin Board. As a result of our being delisted from the Nasdaq National Market, we have determined that a more relevant broad equity index comparison of our stock performance would be with the S&P 500. Accordingly, we have included the S&P 500's performance in the graph below. The companies used in the peer group index consist of APAC Teleservices Inc., ICT Group Inc., Sitel Corp. and Teletech Holdings Inc., each of which provides direct marketing services The comparison assumes that $100 was invested at the beginning of such period in our common stock and in each of the foregoing indices and assumes the reinvestment of any dividends.

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURNS

                           [STOCK PERFORMANCE GRAPH]

-------------------------------------------------------------------------------------
                       8/8/96    12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
-------------------------------------------------------------------------------------
 Telespectrum
  Worldwide, Inc.      100.000    97.321     22.223     60.152     43.679      2.759
 NASDAQ Composite
  Index                100.000   113.600    138.400    194.580    362.170    220.270
 S&P 500 Index         100.000   112.790    149.860    193.510    234.210    212.890
 Peer Composite        100.000   119.300     44.400     75.900    332.200     53.400

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is comprised of directors who are not employees of TeleSpectrum. The Committee is responsible for the establishment and administration of our annual executive compensation and our stock ownership programs. The Committee evaluates the performance and determines the compensation of our chief executive officer and other executive officers based upon the written employment agreements these persons have with us. The Committee also considers other factors, including the achievement of company financial goals and individual performance goals and comparisons with other public companies.

     The Compensation Committee's policy is to offer compensation opportunities that will enable us to attract, motivate and retain individuals capable of enhancing stockholder value. Compensation consists of a combination of salary, bonus and stock options. Each of our current executive officers has a formal employment agreement that establishes his annual salary and fringe benefits. Based on our financial performance during 2000, the Compensation Committee determined that discretionary cash bonuses were not warranted and, accordingly, did not grant any discretionary cash bonuses to our executive officers for 2000. Pursuant to the terms of his employment agreement, Mr. Ciavardini, our Chief Executive Officer and President from April 2000 through December 2000, received a cash bonus of $300,000. Such bonus was granted in connection with his recruitment. Mr. Hoke received a cash bonus of $60,000 in connection with services rendered to us as our controller and, from April 2000 until October 2000, our Chief Financial Officer.

     It is the Compensation Committee's philosophy that employees who have a significant opportunity to share in our long-term economic success are more likely to promote long-term stockholder value. The Committee intends to consider the awarding of additional stock options in order to emphasize the link between executive incentives and the creation of stockholder value. In considering these awards, the Committee intends to evaluate individual performance, overall contribution to TeleSpectrum, differences in the number of shares underlying stock options among executive officers and the total number of stock options to be awarded. During 2000, we granted Mr. Ciavardini options to purchase 1,500,000 shares of our common stock, of which options to purchase 500,000 shares were performance-based, vesting incrementally based on the performance of our common stock on the Nasdaq National Market.

     Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding, among other things, certain performance-based compensation. Through December 31, 2000, this provision has not affected our tax deductions, but the Compensation Committee will continue to monitor the potential impact of
Section 162(m) on our ability to deduct executive compensation.

                                          Submitted by the Compensation
                                          Committee:

                                          Richard W. Virtue
                                          Robert B. Hellman, Jr.
                                          J. Brian O'Neill

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures covered under the letter from independent auditors, required by Independent Standards Board No. 1 (Independent Discussions with Audit Committees) and has discussed with the auditors their independence from the Company and its management.

     Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee:

                                          Joseph V. DelRaso
                                          Richard W. Virtue

FEES PAID TO AUDITORS

     As part of its duties, the Audit Committee has also considered whether the provision of services other than audit services by the independent auditors to us is compatible with maintaining the accountants' independence. The fees for all services provided by our independent auditors to us during 2000 are as follows:

  Audit Fees

     Amounts billed by Arthur Andersen LLP for services rendered in connection with the audit of our financial statements for the fiscal year ended December 31, 2000 and the reviews of the quarterly financial statements filed in our Quarterly Reports on Form 10-Q were $447,900.

  Financial Information Systems Design and Implementation Fees

     Arthur Andersen provided no information technology services relating to financial information systems design and implementation during 2000.

  All Other Fees

     Amounts billed by Arthur Andersen for all other professional services rendered to us in 2000 were $327,322. These fees relate to tax consultation and compliance services, information technology services related to nonfinancial systems and an audit of our benefit plan.

CERTAIN TRANSACTIONS

     Prior to 2000, we made a loan to Paul J. Grinberg, our former Chief Financial Officer and Executive Vice President, Finance, which accrued interest at a rate of 3% per annum. During 2000, the highest aggregate amount of indebtedness outstanding on the loan was $475,000. The loan was fully repaid in January 2000.

     In connection with the termination of employment of Messrs. Ciavardini, Carroll and Pennella, we entered into separation agreements with each of them. See "-- Employment Contracts and Termination of Employment."

                           AVAILABILITY OF FORM 10-K

     A copy of our Annual Report on Form 10-K, as amended, for 2000, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to Investor Relations, TeleSpectrum Worldwide Inc., 443 South Gulph Road, King of Prussia, PA 19406 or by calling (610) 878-7400.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholders wishing to submit proposals for inclusion in the proxy statement for the 2002 Annual Meeting of Stockholders must submit such proposals to us at 443 South Gulph Road, King of Prussia, PA 19406, Attention: Kurt E. Dinkelacker, on or before March 1, 2002. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with the procedures established by the SEC as set forth in Rule 14a-8 of the Securities Exchange Act of 1934.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1
AND 2.
                                                                  Please mark
                                                                  your votes
                                                                  as
                                                                  indicated
                                                                  in
                                                                  this
                                                                  example    |X|


                                                                 WITHHELD
                                                         FOR     FOR ALL
                                                         |_|       |_|
1. Election of Directors                                                        2. In their discretion, to transact any other
    Nominees:                                                                      business as may properly come before
 01 Joseph V. Del Raso     05 J. Peter Pierce                                      the Annual Meeting.
 02 Robert B. Hellman, Jr. 06 Fenton R. Talbott
 03 Britton H. Murdoch     07 Richard W. Virtue                                 The undersigned acknowledges receipt of the
 04 J. Brian O'Neill       08 Christopher J. Williams                           Notice of Annual Meeting, a Proxy Statement
                                                                                and an Annual Report and revokes all prior
                                                                                Proxies for said meeting. This Proxy, when
WITHHELD FOR: (Write that nominee's name in the                                 properly executed, will be voted in the
space provided below).                                                          manner directed herein by the undersigned
                                                                                stockholder.

-----------------------------------------------

SIGNATURE                             SIGNATURE                         DATE
          ------------------------              ---------------------        -------------

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Make sure that the name on your stock certificate(s) is exactly as you indicate above. Please mark, sign, date and return this proxy using the enclosed self-addressed, postage prepaid envelope.


--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

       INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                 THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


                INTERNET                                      TELEPHONE                                  MAIL
    http://www.proxyvoting.com/tlsp                         1-800-840-1208
                                                                                                  Mark, sign and date
Use the Internet to vote your proxy.                Use any touch-tone telephone to                 your proxy card
Have your proxy card in hand when you               vote your proxy. Have your                            and
access the web site. You will be                    proxy card in hand when you                     return it in the
prompted to enter your control number,     OR       call. You will be prompted to       OR        enclosed postage-paid
located in the box below, to create and             enter your control number,                          envelope.
submit an electronic ballot.                        located in the box below, and
                                                    then follow the directions
                                                    given.


               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                           TELESPECTRUM WORLDWIDE INC.
                                443 S. GULPH ROAD
                            KING OF PRUSSIA, PA 19406

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 29, 2001

      KNOW ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of TeleSpectrum Worldwide Inc., a Delaware corporation (the "Company"), do hereby nominate, constitute, and appoint Kurt E. Dinkelacker or Lisa Goldschmidt, Esquire, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.01 per share, of the Company, standing in my name on its books on May 21, 2001, at the Annual Meeting of its Stockholders to be held on June 29, 2001 at TeleSpectrum Worldwide Inc., 443 South Gulph Road, King of Prussia, PA, at 10:00 a.m., local time, and at any and all postponements or adjournments thereof.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE REVERSE SIDE)


--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\